Exhibit 99.1

Exactech Updates Third Quarter Financial Guidance.

Announces Q3 Earnings and Conference Call

GAINESVILLE, Fla. – October 14, 2008 – Exactech, Inc. (Nasdaq: EXAC), a developer and producer of bone and joint restoration products for hip, knee, shoulder, spine and biologic materials, said today that revenue for the quarter, which ended September 30, will be approximately $37.9 million, an increase of 26% and within the previously announced range. Earnings for the third quarter of 2008 will be below the company’s original estimates of $0.21-$0.23 diluted earnings per share and will be approximately $0.15 diluted earnings per share due to higher than expected legal expenses in the quarter of approximately $1.4 million, or $0.07 per share after taxes.

Exactech’s third quarter earnings release has been scheduled for after the market on Tuesday, October 28 with a 10 a.m. Eastern Time conference call on Wednesday, October 29.

Exactech CEO Dr. William Petty said, “Although our domestic sales were softer than expected for the third quarter, we are still pleased that we will be reporting revenue growth of about 26% that is within the range of our guidance due to continued strength in international sales. However, our bottom line was adversely affected in the quarter by expenses for legal work and related costs associated with responding to the previously announced Department of Justice inquiry. Had we not incurred the $1.4 million in legal expenses, Exactech’s net income and EPS results would have been in line with our guidance. We will have more to say in our earnings release and on the conference call.”

Exactech will release its third quarter earnings on Tuesday, October 28, after the market closes. Exactech will hold a conference call with CEO Dr. William Petty and key members of the management team on Wednesday, October 29 at 10:00 a.m. Eastern Time. The call will cover the company’s third quarter results. Dr. Petty will open the conference call and a question-and-answer session will follow.

To participate in the call, dial 800-762-8779 any time after 9:50 a.m. Eastern on October 29. International and local callers should dial 480-248-5081 While in conference, if callers should require operator assistance, they can press the (*) followed by the (0) button. This will call an operator to the line.

A live webcast of the call will be available at http://viavid.net/dce.aspx?sid=00005750.

A podcast will be available approximately one hour after the event ends and can be accessed at http://viavid.net/mp3/00005750.mp3. Both will be archived for approximately 30 days.

About Exactech

Based in Gainesville, Fla., Exactech develops and markets orthopaedic implant devices, related surgical instruments and biologic materials and services to hospitals and physicians. The company manufactures many of its orthopaedic devices at its Gainesville facility. Exactech’s orthopaedic products are used in the restoration of bones and joints that have deteriorated as a result of injury or diseases such as arthritis. Exactech markets its products in the United States and Australia, in addition to more than 30 markets in Europe, Asia and Latin America. Additional information about Exactech, Inc. can be found at http://www.exac.com. Copies of Exactech’s press releases, SEC filings, current price quotes and other valuable information for investors may be found at http://www.exac.com and http://www.hawkassociates.com.

An investment profile on Exactech may be found at http://www.hawkassociates.com/profile/exac.cfm.

Investors may contact Chief Financial Officer Jody Phillips at 352-377-1140 or Julie Marshall or Frank Hawkins, Hawk Associates Inc., at 305-451-1888, e-mail: exactech@hawkassociates.com. To receive future releases in e-mail alerts, sign up at http://www.hawkassociates.com/about/alert.

This release contains various forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which represent the company’s expectations or beliefs concerning future events of the company’s financial performance. These forward-looking statements are further qualified by important factors that could cause actual results to differ materially from those in the forward-looking statements. These factors include the effect of competitive pricing, the company’s dependence on the ability of third party manufacturers to produce components on a basis which is cost-effective to the company, market acceptance of the company’s products and the effects of government regulation. Results actually achieved may differ materially from expected results included in these statements.

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EXACTECH INC.